INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Full House Resorts, Inc. on Form S-8 of our report dated March 7, 1997, appearing in the Annual Report on Form 10-KSB of Full House Resorts, Inc.
for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP


Reno, Nevada
June 9, 1997